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                                                                     EXHIBIT 5.1

                        Stradling Yocca Carlson & Rauth
                            Professional Corporation
                                Attorneys at Law
                      660 Newport Center Drive, Suite 1600
                        Newport Beach, California 92660

                                  May 24, 2004

Sonus Pharmaceuticals, Inc.
22026 20th Avenue S.E.
Bothell, Washington 98021

      Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 to be filed by Sonus Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (as may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933 of 2,900,000 shares of Common Stock of the Company, $.001 par value (the "Securities") purchased pursuant to a Securities Purchase Agreement dated May 7, 2004 between the Company and the purchasers named therein. The Securities may be sold from time to time for the account of the selling stockholders set forth in the Registration Statement.

      We have examined the proceedings heretofore taken and are familiar with additional proceedings proposed to taken by you in connection with the authorization, issuance and sale of the Securities.

      Based on the foregoing, and assuming that the full consideration for the Securities has been received by the Company, it is our opinion that the Securities, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          STRADLING YOCCA CARLSON & RAUTH

                                          /s/ Stradling Yocca Carlson & Rauth